UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2024

Catheter Precision, Inc.
(Exact name of registrant as specified in its charter)

________________

Delaware	001-38677	38-3661826
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1670 Highway 160 West – Suite 205, Fort Mill, SC  29708

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (973) 691-2000

Not Applicable

(Former name of former address, if changes since last report.)

________________

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VTAK	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On August 30, 2024, Catheter Precision, Inc., a Delaware corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Ladenburg Thalmann & Co. Inc., as representative of the underwriters named in the Underwriting Agreement (the “Underwriters”), pursuant to which the Company issued and sold, in a firm commitment underwritten public offering by the Company (the “Public Offering”), (i) 805,900 common stock units, priced at a public offering price of $1.00 per unit, with each unit consisting of one share of common stock, one warrant to purchase one share of common stock at an exercise price of $1.00 per share that expires on the six month anniversary of the date of issuance (a “Series H Warrant”), one warrant to purchase one share of common stock at an exercise price of $1.00 per share that expires on the eighteen month anniversary of the date of issuance (a “Series I Warrant”), and one warrant to purchase one share of common stock at an exercise price of $1.00 per share that expires on the five year anniversary of the date of issuance (a “Series J Warrant”), and (ii) 2,773,000 pre-funded units, priced at a public offering price of $0.9999 per unit, with each unit consisting of one pre-funded warrant to purchase one share of common stock at an exercise price of $0.0001 per share that has no expiration date (a “Pre-Funded Warrant” and together with the Series H Warrants, Series I Warrants and Series J Warrants, the “Warrants”), one Series H Warrant, one Series I Warrant and one Series J Warrant. The Public Offering closed on September 3, 2024.

In addition, pursuant to the Underwriting Agreement, the Company granted the Underwriters a 45-day option (the “Overallotment Option”) to purchase up to (i) 468,041 additional shares of common stock, (ii) 468,041 additional Series H Warrants, (iii) 468,041 additional Series I Warrants, and/or (iv) 468,041 additional Series J Warrants, solely to cover over-allotments. The Underwriters partially exercised the Overallotment Option on August 30, 2024 to purchase 458,623 shares of common stock, 458,623 Series H Warrants, 458,623 Series I Warrants, and 458,623 Series J Warrants, and the numbers above reflect that exercise.

The units were not certificated and the shares of common stock, the Series H Warrants, Series I Warrants, and the Series J Warrants comprising such units were immediately separable and were issued separately in the Public Offering. The pre-funded units were not certificated and the Warrants comprising such units were immediately separable and were issued separately in the Public Offering. The securities were offered by the Company pursuant to Registration Statements on Form S-1 (File Nos. 333-279930 and 333-281849), which were initially filed with the Securities and Exchange Commission (the “Commission”) on June 4, 2024, as subsequently amended, and August 30, 2024, and declared effective by the Commission on August 29, 2024 and August 30, 2024 (the “Registration Statements”).

The net proceeds to the Company, after deducting the underwriting discount and commissions and estimated offering expenses payable by the Company, were approximately $2.6 million.

Each Series H Warrant is exercisable at a price per share of common stock of $1.00, each Series I Warrant is exercisable at a price per share of common stock of $1.00, each Series J Warrant is exercisable at a price per share of common stock of $1.00, and each Pre-Funded Warrant is exercisable at a price per share of common stock of $0.0001.  Each Warrant is immediately exercisable. The exercise prices of the Warrants are subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting the Company’s common stock. Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its Warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of common stock in excess of 4.99% (or, upon election by a holder prior to the issuance of any Warrants, 9.99%) of the shares of common stock then outstanding. At the holder’s option, upon notice to the Company, the holder may increase or decrease this beneficial ownership limitation not to exceed 9.99% of the shares of Common Stock then outstanding, with any such increase becoming effective upon 61 days’ prior notice to the Company.

The Underwriting Agreement contains representations, warranties and covenants made by the Company that are customary for transactions of this type. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended. In addition, pursuant to the terms of the Underwriting Agreement, the Company and its executive officers and directors have entered into lock-up agreements providing that the Company and each of these persons may not, without the prior written approval of the Underwriter, subject to limited exceptions, offer, sell, transfer or otherwise dispose of the Company’s securities for a period of 90 days following the date of the Underwriting Agreement.

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On September 3, 2024, the Company entered into a warrant agency agreement with the Company’s transfer agent, Equiniti Trust Company, LLC, who will also act as the warrant agent for the Company, setting forth the terms and conditions of the Warrants sold in the Public Offering (the “Warrant Agency Agreement”).

The foregoing summaries of the Underwriting Agreement, the Warrants and the Warrant Agency Agreement do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 1.1, 4.1, 4.2, 4.3, 4.4, and 4.5, respectively, to this Current Report on Form 8-K (this “Current Report”), which are either attached or incorporated herein by reference. The Underwriting Agreement is attached hereto as an exhibit to provide interested persons with information regarding its terms but is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of the Underwriting Agreement as of specific dates indicated therein, were solely for the benefit of the parties to the Underwriting Agreement and to allocate risk between them, and as a result should not be relied on and may be subject to limitations agreed upon by the parties.

Item 8.01 Other Events.

On August 30, 2024, the Company issued a press release announcing that it had priced the Public Offering, a copy of which is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

On September 3, 2024, the Company issued a press release announcing the closing of the Public Offering and the partial exercise of the Overallotment Option, a copy of which is attached as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

At the close of business on the closing date of the Public Offering, the Company had 2,656,652 shares of common stock issued and outstanding, including 862,000 shares of common stock that were issued on the closing date of the Public Offering upon the exercise of Pre-Funded Warrants.  At the close of business on September 5, 2024, the Company had 2,804,152 shares of common stock issued and outstanding, including an additional 147,500 shares of common stock that were issued after the closing date of the Public Offering upon the exercise of Pre-Funded Warrants.

Information contained on or accessible through any website referenced in the press releases is not part of, or incorporated by reference in, this Current Report, and the inclusion of such website addresses in this Current Report by incorporation by reference of the press releases is as inactive textual references only.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement dated as of September 3, 2024, by and between Catheter Precision, Inc. and Ladenburg Thalmann & Co. Inc., as Representative of the Underwriters

4.1	Form of Series H Common Stock Purchase Warrant

4.2	Form of Series I Common Stock Purchase Warrant

4.3	Form of Series J Common Stock Purchase Warrant

4.4	Form of Pre-Funded Common Stock Purchase Warrant

4.5	Warrant Agency Agreement dated September 3, 2024, by and between Catheter Precision, Inc. and Equiniti Trust Company, LLC

99.1	Press release dated August 30, 2024

99.2	Press release dated September 3, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATHETER PRECISION, INC.

Date: September 6, 2024	/s/ Margrit Thomassen
Margrit Thomassen
Interim Chief Financial Officer and Secretary

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